EXHIBIT 10.4

CONFIDENTIAL TREATMENT

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2; THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

May 5, 2006

Michael T. Kennedy

President and CEO

Radnor Holdings Corporation

150 Radnor Chester Road, Suite 300

Radnor, PA 19087

Re:	(i) First Amendment to Revolving Credit and Security Agreement, by and among Radnor Holdings Corporation, a Delaware corporation, StyroChem U.S., Ltd., a Texas limited partnership, WinCup Texas, Ltd., a Texas limited partnership and Wincup Holdings, Inc., a Delaware corporation (collectively, the “Borrowers”), the Guarantors party thereto (the “Guarantors”), National City Business Credit, Inc., an Ohio corporation (“NCBC”), and various other financial institutions from time to time party thereto (NCBC and such other financial institutions are each, a “Lender” and collectively, the “Lenders”), NCBC, as agent for the Lenders and the Issuer (as defined below) (in such capacity, the “Agent”), and National City Bank, a national banking association, as Issuer (the “Issuer”) (the “Credit Agreement”), and (ii) Letter Agreement, dated as of March 31, 2006, by and among the Agent, the Lenders, the Issuer and the Borrowers (the “Original Letter Agreement”).

Dear Mr. Kennedy:

This letter (i) sets forth certain additional conditions to the effectiveness of the First Amendment (as defined below) as well as the fees payable by the Borrowers, in connection with the First Amendment to the Credit, dated the date hereof, by and among the Borrowers, the Guarantors the Lenders, the Agent and the Issuer (the “First Amendment”), and (ii) amends and restates the Original Letter Agreement. Terms defined in the Credit Agreement are used in this letter as therein defined.

The Credit Agreement and the Agent’s Letter provide for certain fees payable to the Agent, the Lenders and the Issuer. The primary purpose of this letter, however, is to set forth certain other fees which are payable in connection with the First Amendment. The Borrowers agree to pay, the following fees (in immediately available funds) which shall be nonrefundable when paid:

1.	Amendment Fee:	A fee of [ ] which was paid on or about April 4, 2006 to the Agent for the ratable benefit of the Lenders.

2.	Commitment Fee:	A fee of [ ] which was paid on or about April 4, 2006 to the Agent for the ratable benefit of the Lenders.

In order to induce the Agent, the Lenders and the Issuer to enter into and execute the First Amendment, and as an express condition to the Agent, the Lenders and the Issuer continuing to make additional Revolving Advances and other financial accommodations to Borrowers (in addition to, and not in limitation of, all of the conditions precedent set forth in Section 8.2 of the Credit Agreement), the Loan Parties covenant and agree that Thorp Reed & Armstrong, LLP, in its capacity as counsel for the Agent (“TR&A”), shall, on or before May 8, 2006 (the “Retention Date”), enter into a retention agreement with a financial consultant acceptable to the Agent and the Lenders in their sole and absolute discretion (the “Financial Consultant”), pursuant to which TR&A will at all times retain the Financial Consultant during the period from the Retention Date through and including the date on which the Review (as hereinafter defined) is completed to the satisfaction of the Agent and the Lenders. The scope of work will be determined by the Agent and the Lenders in their sole and absolute discretion and it shall include, but not be limited to, reviewing the Loan Parties’ financial data, including the Loan Parties’ books and records, forecasting, liquidity schedules, cost structure on inventory and control procedures (the “Review”). All reports prepared by the Financial Consultant shall be sent simultaneously to the Agent, the Lenders and the Issuer and each of the Agent, the Lenders and the Issuer shall have direct access to the Financial Consultant. All fees, costs and expenses of the Financial Consultant (including, but not limited to, any indemnification obligations) now or hereafter incurred by TR&A and/or the Agent shall be the sole responsibility of Radnor, and in no event shall TR&A, the Agent, the Lenders or the Issuer have any liability or responsibility for the payment of any such fees or expenses, nor shall TR&A, the Agent, the Lenders or the Issuer have any obligation or liability to any Loan Party or any other Person by reason of any acts or omissions of the Financial Consultant.

All fees shall be paid without set-off, counterclaim or deduction and are non-refundable obligations of the Borrowers. This fee letter may be signed in one or more counterparts, shall be governed by the laws of the Commonwealth of Pennsylvania, and shall not be deemed to be superceded by any other letter or documentation, including the Credit Agreement and the Other Documents, unless such other letter or documentation is executed by you and us, expressly makes reference to this fee letter, and states that this fee letter is superceded thereby. The fees described above shall be in addition to, and not creditable against, any other fee, cost or expense payable under the Credit Agreement, the Agent’s Letter or related loan documentation.

Each Borrower agrees that this letter is for its confidential use only and will not be disclosed by it (i) to any person other than its accountants, attorneys and other advisors, and then only in connection with the transactions contemplated by the Credit Agreement and on a confidential basis or (ii) unless as it may otherwise be required by law.

[INTENTIONALLY LEFT BLANK]

Please evidence your acceptance of this letter by signing and returning to the undersigned the enclosed copy of this letter.

Sincerely,

National City Business Credit, Inc., as Lender and as Agent

By:	/s/ Michael Fine
Name:	Michael Fine
Title:	Director

Bank of America, N.A., as Lender and as Syndication Agent

By:	/s/ Richard Levenson
Name:	Richard Levenson
Title:	S.V.P.

KeyBank National Association, as Lender

By:	/s/ Nadine M. Eames
Name:	Nadine M. Eames
Title:	Vice President

National City Bank, as Issuer

By:	/s/ Joseph Kwasny
Name:	Joseph Kwasny
Title:	S.V.P.

Acknowledged, Agreed and Accepted on this 5th day of May, 2006.

Radnor Holdings Corporation

By:	/s/ Michael T. Kennedy
Michael T. Kennedy, President and CEO

StyroChem U.S., Ltd.
	By:	StyroChem GP, L.L.C.
	Its:	General Partner
		By:	Radnor Chemical Corporation
		Its:	Sole Member

By:	/s/ R. Radcliffe Hastings
R. Radcliffe Hastings, Executive Vice President

Wincup Holdings, Inc.

By:	/s/ Michael T. Kennedy
Michael T. Kennedy, President

WinCup Texas, Ltd.
	By:	WinCup GP, L.L.C.
	Its:	General Partner
		By:	Wincup Holdings, Inc.
		Its:	Sole Member

By:	/s/ Michael T. Kennedy
Michael T. Kennedy, President